Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Federal Express Corporation Note-Backed Series 2001-37
*CUSIP:   21988G544

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of   January 1, 2004.....                                       $0.00
      Scheduled Income received on securities.....                   $391,400.00
      Unscheduled Income received on securities.....                       $0.00

LESS:
      Distribution to the Holders.....                              -$391,375.00
      Distribution to Depositor.....                                      -$0.00
      Distribution to Trustee.....                                       -$25.00
Balance as of  July 1, 2004.....                                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  January 1, 2004.....                                        $0.00
      Scheduled Principal received on securities.....                      $0.00

LESS:
      Distribution to Holders.....                                        -$0.00
Balance as of  July 1, 2004.....                                           $0.00


                  UNDERLYING SECURITIES HELD AS OF July 1, 2004

        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $10,300,000     Federal Express Corporation 7.60% Notes
                        due July 1, 2097
                       *CUSIP:  313309AP1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.